UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2019

Dine Brands Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California		91203-2306
(Address of principal executive offices)		(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 Par Value	DIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to its established management succession plan, the Board of Directors of Dine Brands Global, Inc., a Delaware corporation (the “Corporation”), has appointed Jay D. Johns, age 58, as the new President, IHOP, effective June 13, 2019. The Corporation has accepted the resignation of its current President, IHOP, Darren M. Rebelez, also effective June 13, 2019. Mr. Rebelez is departing the Corporation to pursue another opportunity as chief executive officer.

Mr. Johns has served as the Senior Vice President, Operations for IHOP since April 2017 and has been an integral part of IHOP’s success over the last six years. Mr. Johns has been with the Corporation in various operations leadership roles since February 2009, including serving as the Senior Vice President, Strategic Operations Implementation from November 2013 to April 2017. The Board of Directors believes that Mr. Johns’ knowledge of the business, solid relationships with our franchisees, and his strategic leadership over the years position him as the ideal candidate to lead IHOP into its next phase.

Item 8.01 Other Events.

Charles Scaccia has also been appointed as Senior Vice President, Operations for IHOP. Mr. Scaccia has been with IHOP for over 21 years, most recently as the Regional Vice President, Franchise Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2019	DINE BRANDS GLOBAL, INC.

	By:	/s/ Bryan R. Adel
Bryan R. Adel Senior Vice President, Legal, General Counsel and Secretary